Exhibit 10.1

AMENDMENT TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment dated March 4, 2014 between Choice Hotels International, Inc. (“Employer”), a Delaware corporation with principal offices at 1 Choice Hotels Circle, Rockville, Maryland 20850, and Stephen P. Joyce (“Employee”), amends the Second Amended and Restated Employment Agreement dated May 24, 2012, between Employer and Employee (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the promises contained in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to the following terms:

1. Section 2 of the Employment Agreement is deleted in its entirety and replaced with the following:

“Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement (the “Term”) shall be effective as of May 25, 2012 (the “Effective Date”) and shall terminate on May 25, 2018 (the “Termination Date”).”

2. All other terms of the Agreement not modified herein remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

Employer:

CHOICE HOTELS INTERNATIONAL, INC.

By: /s/ Patrick Cimerola

Title: SVP –Administration

Employee:

/s/ Stephen P. Joyce